Exhibit 99.1
Unity Reports First Quarter 2025 Financial Results
SAN FRANCISCO, May 7, 2025 -- Unity (NYSE: U), the leading platform to create and grow games and interactive experiences, today announced financial results for the first quarter ended March 31, 2025.
"The Company’s first quarter results once again meaningfully exceeded expectations on both revenue and Adjusted EBITDA, highlighting our progress as we continue to build a culture of execution and discipline,” said Matt Bromberg, President and CEO of Unity.
“The early success of Unity Vector and continued strong demand for Unity 6 underscore our positioning as the leading integrated platform supporting developers across the full lifecycle of game development,” Bromberg continued.
First Quarter 2025 Results:
•Revenue was $435 million, compared to $460 million in the first quarter 2024.
•Create Solutions revenue was $150 million, compared to $164 million in the first quarter 2024.
•Grow Solutions revenue was $285 million, compared to $297 million in the first quarter 2024.
•GAAP net loss was $78 million, with a margin of (18)%.
•GAAP basic and diluted net loss per share was $0.19.
•Adjusted EBITDA was $84 million, with a margin of 19%.
•Adjusted EPS was $0.24.
•Net cash provided by operating activities was $13 million.
•Free cash flow was $7 million.
Revenue
Revenue was $435 million, down 6% year-over-year driven by our portfolio reset.
Create Solutions revenue was $150 million, down 8% year-over-year, primarily due to a decrease in professional services revenue and consumption services revenue, both caused by the portfolio reset. The year-over-year decrease was partially offset by strong growth in subscription revenue.
Grow Solutions revenue was $285 million, down 4% year-over-year. The change was driven by declines in select Grow products, partially offset by the earlier than expected rollout of Unity Vector.
Basic and Diluted Net Loss per share
Basic and diluted net loss per share was $0.19, as compared to $0.75 for the same period in 2024.
Net Loss and Net Cash Provided by or Used in Operating Activities
Net loss for the quarter was $78 million, compared to $291 million in the first quarter of 2024.
Net loss margin was (18)%, compared to (63)% in the first quarter of 2024.

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Net cash provided by operating activities for the quarter was $13 million, compared to net cash used in operating activities of $7 million in the first quarter of 2024.
Adjusted EBITDA, Free Cash Flow, and Adjusted EPS
Adjusted EBITDA for the quarter was $84 million, with a margin of 19%, compared to $79 million in the first quarter of 2024, with a margin of 17%. The better than expected adjusted EBITDA margin in the first quarter of 2025 was due to better cost control and higher than expected revenue.
Free cash flow for the quarter was $7 million, compared to negative $15 million in the first quarter of 2024.
Adjusted EPS for the quarter was $0.24, compared to $0.28 in the first quarter of 2024.
Liquidity
As of March 31, 2025, our cash and cash equivalents, and restricted cash was $1,552 million, and increased by $24 million, as compared with $1,528 million as of December 31, 2024. This increase was primarily driven by proceeds from issuance of common stock from employee equity plans, and from our operations, offset by the net cash outflows from our debt refinancing.
Q2 2025 Guidance1
•Revenue of $415 to $425 million.
•Adjusted EBITDA of $70 to $75 million.
About Unity
Unity [NYSE: U] offers a suite of tools to create, market and grow games and interactive experiences across all major platforms from mobile, PC, and console, to extended reality (XR). For more information, visit Unity.com.
1 These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
We have not reconciled our estimates for non-GAAP financial measures to GAAP due to the uncertainty and potential variability of expenses that may be incurred in the future. As a result, a reconciliation is not available without unreasonable effort and we are unable to address the probable significance of the unavailable information. We have provided a reconciliation of other GAAP to non-GAAP financial measures in the financial statement tables for our first quarter non-GAAP results included in this press release.

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UNITY SOFTWARE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par share data)
(Unaudited)

	As of
	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$1,541,170	$1,517,672
Accounts receivable, net	552,958	573,884
Prepaid expenses and other	144,514	133,795
Total current assets	2,238,642	2,225,351
Property and equipment, net	89,972	98,819
Goodwill	3,166,304	3,166,304
Intangible assets, net	980,584	1,066,235
Other assets	170,453	180,698
Total assets	$6,645,955	$6,737,407
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$16,538	$13,948
Accrued expenses and other	273,444	294,951
Publisher payables	339,129	394,284
Deferred revenue	188,490	186,304
Total current liabilities	817,601	889,487
Convertible notes	2,232,143	2,238,922
Long-term deferred revenue	14,710	16,846
Other long-term liabilities	154,863	165,004
Total liabilities	3,219,317	3,310,259
Commitments and contingencies
Redeemable noncontrolling interests	234,740	230,627
Stockholders' equity:
Common stock, $0.000005 par value:
Authorized shares - 1,000,000 and 1,000,000
Issued and outstanding shares - 415,406 and 409,393	2	2
Additional paid-in capital	7,008,134	6,936,038
Accumulated other comprehensive loss	(8,501)	(9,425)
Accumulated deficit	(3,813,586)	(3,735,944)
Total Unity Software Inc. stockholders' equity	3,186,049	3,190,671
Noncontrolling interest	5,849	5,850
Total stockholders' equity	3,191,898	3,196,521
Total liabilities and stockholders' equity	$6,645,955	$6,737,407

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UNITY SOFTWARE INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2025	2024
Revenue	$435,000	$460,380
Cost of revenue	113,957	144,387
Gross profit	321,043	315,993
Operating expenses
Research and development	220,625	282,728
Sales and marketing	162,013	230,625
General and administrative	66,340	177,569
Total operating expenses	448,978	690,922
Loss from operations	(127,935)	(374,929)
Interest expense	(5,891)	(6,035)
Interest income and other income (expense), net	58,111	76,643
Loss before income taxes	(75,715)	(304,321)
Provision for (benefit from) Income taxes	2,192	(12,843)
Net loss	(77,907)	(291,478)
Net loss attributable to noncontrolling interest and redeemable noncontrolling interests	(265)	(404)
Net loss attributable to Unity Software Inc.	(77,642)	(291,074)
Basic and diluted net loss per share attributable to Unity Software Inc.	$(0.19)	$(0.75)
Weighted-average shares used in computation of basic and diluted net loss per share	411,852	387,151

Net loss	(77,907)	(291,478)
Change in foreign currency translation adjustment	1,178	(3,461)
Comprehensive loss	$(76,729)	$(294,939)
Net loss attributable to noncontrolling interest and redeemable noncontrolling interests	(265)	(404)
Foreign currency translation attributable to noncontrolling interest and redeemable noncontrolling interests	254	(710)
Comprehensive loss attributable to noncontrolling interest and redeemable noncontrolling interests	(11)	(1,114)
Comprehensive loss attributable to Unity Software Inc.	$(76,718)	$(293,825)

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UNITY SOFTWARE INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2025	2024
Operating activities
Net loss	$(77,907)	$(291,478)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	96,217	101,810
Stock-based compensation expense	98,790	265,877
Gain on repayment of convertible note	(42,744)	(61,371)
Impairment of property and equipment	3,470	13,598
Other	(218)	2,918
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	21,022	(9,740)
Prepaid expenses and other	(10,602)	(16,779)
Other assets	10,023	(2,399)
Accounts payable	2,198	5,273
Accrued expenses and other	(21,029)	(4,269)
Publisher payables	(55,155)	25,558
Other long-term liabilities	(10,919)	(23,584)
Deferred revenue	(120)	(12,787)
Net cash provided by (used in) operating activities	13,026	(7,373)
Investing activities
Purchases of property and equipment	(5,718)	(7,190)
Net cash used in investing activities	(5,718)	(7,190)
Financing activities
Proceeds from issuance of convertible notes	690,000	—
Purchase of capped calls	(44,436)	—
Payment of debt issuance costs	(13,236)	—
Repayments of convertible note	(641,691)	(414,999)
Proceeds from issuance of common stock from employee equity plans	21,611	25,998
Net cash provided by (used in) financing activities	12,248	(389,001)
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	4,197	(6,202)
Increase (decrease) in cash, cash equivalents, and restricted cash	23,753	(409,766)
Cash, cash equivalents, and restricted cash, beginning of period	1,527,881	1,604,267
Cash, cash equivalents, and restricted cash, end of period	$1,551,634	$1,194,501

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About Non-GAAP Financial Measures
To supplement our consolidated financial statements prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP) we use certain non-GAAP financial measures, as described below, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe the following non-GAAP measures are useful in evaluating our operating performance. We are presenting these non-GAAP financial measures because we believe, when taken collectively, they may be helpful to investors because they provide consistency and comparability with past financial performance.
However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. As a result, our non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute for our consolidated financial statements presented in accordance with GAAP.
We define adjusted EBITDA as GAAP net income or loss excluding benefits or expenses associated with stock-based compensation, amortization of acquired intangible assets, depreciation, restructurings and reorganizations, interest, income tax, and other non-operating activities, which primarily consist of foreign exchange rate gains or losses. We define adjusted EBITDA margin as adjusted EBITDA as a percentage of revenue. We define adjusted gross profit as GAAP gross profit excluding expenses associated with stock-based compensation, amortization of acquired intangible assets, depreciation, and restructurings and reorganizations. We define adjusted gross margin as adjusted gross profit as a percentage of revenue.
We define adjusted cost of revenue as GAAP cost of revenue, excluding expenses associated with stock-based compensation, amortization of acquired intangible assets, depreciation, and restructurings and reorganizations. We define adjusted research and development expense as research and development expense, excluding expenses associated with stock-based compensation, amortization of acquired intangible assets, depreciation, and restructurings and reorganizations. We define adjusted sales and marketing expense as GAAP sales and marketing expense, excluding expenses associated with stock-based compensation, amortization of acquired intangible assets, depreciation, and restructurings and reorganizations. We define adjusted general and administrative expense as general and administrative expense excluding expenses associated with stock-based compensation, depreciation, and restructurings and reorganizations. We define free cash flow as net cash provided by (used in) operating activities less cash used for purchases of property and equipment.
We define adjusted EPS as net income or loss excluding benefits or expenses associated with stock-based compensation, amortization of acquired intangible assets, depreciation, restructurings and reorganizations, and the income tax impact of the preceding adjustments (cumulatively "adjusted net income"), increased by the tax effected impacts from any relevant dilutive securities, divided by the diluted weighted-average outstanding shares. The effective tax rate used in calculating adjusted EPS is estimated for each period, based on the net income or loss adjusted for the items noted above, and may differ from the effective rate used in our financial statements. Shares of common stock that are excluded in our calculation of GAAP diluted net loss per share due to their antidilutive impact on such calculations, are included in the diluted weighted average outstanding shares used in our calculation of adjusted EPS, to the extent they have a dilutive impact on adjusted EPS given the adjusted net income in each period.

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UNITY SOFTWARE, INC.
Non-GAAP Reconciliation
(In thousands)

	Three Months Ended
	March 31,
	2025	2024
Adjusted EBITDA reconciliation
Revenue	$435,000	$460,380
GAAP net loss	$(77,907)	$(291,478)
Add:
Stock-based compensation expense	$95,316	$139,888
Amortization of intangible assets expense	$85,650	$87,957
Depreciation expense	$10,567	$13,853
Restructuring and reorganization costs	$20,345	$211,746
Interest expense	$5,891	$6,035
Interest income and other income (expense), net	$(58,111)	$(76,643)
Provision for (benefit from) income taxes	$2,192	$(12,843)
Adjusted EBITDA	$83,943	$78,515
GAAP net loss margin	(18)%	(63)%
Adjusted EBITDA margin	19%	17%

Adjusted gross profit reconciliation
GAAP gross profit	$321,043	$315,993
Add:
Stock-based compensation expense	9,112	15,636
Amortization of intangible assets expense	26,700	26,997
Depreciation expense	1,714	2,744
Restructuring and reorganization costs	534	15,213
Adjusted gross profit	$359,103	$376,583
GAAP gross margin	74%	69%
Adjusted gross margin	82%	82%

Operating expenses reconciliation
Cost of revenue
GAAP cost of revenue	$113,957	$144,387
Stock-based compensation expense	(9,112)	(15,636)
Amortization of intangible assets expense	(26,700)	(26,997)
Depreciation expense	(1,714)	(2,744)
Restructuring and reorganization costs	(534)	(15,213)
Adjusted cost of revenue	$75,897	$83,797
GAAP cost of revenue as a percentage of revenue	26%	31%
Adjusted cost of revenue as a percentage of revenue	18%	18%

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UNITY SOFTWARE, INC.
Non-GAAP Reconciliation
(In thousands)

	Three Months Ended
	March 31,
	2025	2024
Research and development
GAAP research and development expense	$220,625	$282,728
Stock-based compensation expense	(50,595)	(67,600)
Amortization of intangible assets expense	(16,530)	(17,022)
Depreciation expense	(5,266)	(6,428)
Restructuring and reorganization costs	(8,346)	(49,086)
Adjusted research and development expense	$139,888	$142,592
GAAP research and development expense as a percentage of revenue	51%	61%
Adjusted research and development expense as a percentage of revenue	32%	31%

Sales and marketing
GAAP sales and marketing expense	$162,013	$230,625
Stock-based compensation expense	(16,486)	(30,456)
Amortization of intangible assets expense	(42,420)	(43,938)
Depreciation expense	(2,154)	(2,736)
Restructuring and reorganization costs	(7,900)	(47,027)
Adjusted sales and marketing expense	$93,053	$106,468
GAAP sales and marketing expense as a percentage of revenue	37%	50%
Adjusted sales and marketing expense as a percentage of revenue	21%	23%

General and administrative
GAAP general and administrative expense	$66,340	$177,569
Stock-based compensation expense	(19,123)	(26,196)
Depreciation expense	(1,433)	(1,945)
Restructuring and reorganization costs	(3,565)	(100,420)
Adjusted general and administrative expense	$42,219	$49,008
GAAP general and administrative expense as a percentage of revenue	15%	39%
Adjusted general and administrative expense as a percentage of revenue	10%	11%

Adjusted EPS reconciliation
GAAP net loss	$(77,907)	$(291,478)
Stock-based compensation expense	95,316	139,888
Amortization of intangible assets expense	85,650	87,957
Depreciation expense	10,567	13,853
Restructuring and reorganization costs	20,345	211,746
Income tax impact of adjusting items	(27,764)	(46,618)
Adjusted net income used for calculation of adjusted EPS, before impact of dilutive instruments	$106,207	$115,348
Increase from forgone financing costs on dilutive convertible notes, net of tax	4,597	4,684
Adjusted net income used for calculation of adjusted EPS, including impact of dilutive instruments	$110,804	$120,032

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UNITY SOFTWARE, INC.
Non-GAAP Reconciliation
(In thousands)

	Three Months Ended
	March 31,
	2025	2024
Weighted-average common shares used in GAAP diluted net loss per share attributable to Unity Software Inc.	411,852	387,151
Convertible notes	30,494	25,613
Stock options and PVOs	6,863	15,854
Unvested RSUs, PVUs, and PSUs	5,166	6,345
ESPP	650	150
Non-GAAP weighted-average common shares used in adjusted EPS	455,025	435,113

GAAP diluted net loss per share attributable to Unity Software Inc.	(0.19)	(0.75)
Total impact on diluted net loss per share attributable to Unity Software Inc. from non-GAAP adjustments	0.45	1.05
Total impact on diluted net loss per share attributable to Unity Software Inc. from antidilutive common stock now included	(0.02)	(0.02)
Adjusted EPS	0.24	0.28

Free cash flow reconciliation
Net cash provided by (used in) operating activities	$13,026	$(7,373)
Less:
Purchases of property and equipment	(5,718)	(7,190)
Free cash flow	7,308	(14,563)

Net cash used in investing activities	(5,718)	(7,190)
Net cash provided by (used in) financing activities	12,248	(389,001)

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Cautionary Statement Regarding Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking statements,” as that term is defined under federal securities laws, including, but not limited to, statements regarding Unity’s outlook and future financial performance, including: (i) Unity’s ability to further enhance its platform, accelerate product innovation and enhance financial performance; (ii) expectations regarding Vector, including the impact on financial results, as well as expectations regarding Vector’s improvements over time and Unity’s ability to mature the product and operate it at scale; (iii) Unity’s opportunities in the AR and VR gaming and entertainment market; (iv) expectations regarding revenue from non-strategic portfolio; and (v) Unity’s financial guidance for the second quarter 2025.
The words “aim,” “believe,” “may,” “will,” “estimate,” “continue,” “intend,” “expect,” “plan,” “project,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to, those related to: (i) the impact of macroeconomic conditions, such as inflation, high interest rates, tariffs, sanctions and trade barriers, and limited credit availability which could further cause economic uncertainty and volatility; (ii) competition in the advertising market and Unity’s ability to compete effectively; (iii) ongoing restrictions related to the gaming industry in China; (iv) ongoing geopolitical instability, particularly in Israel, where a significant portion of the Grow operations is located; (v) Unity’s ability to recover or reengage its customers, or attract new customers; (vi) the impact of any decisions to change how Unity prices its products and services; (vii) Unity’s ability to achieve and sustain profitability; (viii) Unity’s ability to retain existing customers and expand the use of its platform; (ix) Unity’s ability to further expand into new industries and attract new customers; (x) the impact of any changes of terms of service, policies or technical requirements from operating system platform providers or application stores which may result in changes to Unity or its customers’ business practices; (xi) Unity’s ability to maintain favorable relationships with hardware, operating system, device, game console and other technology providers; (xii) breaches in its security measures, unauthorized access to its platform, data, or its customers’ or other users’ personal data; (xiii) Unity’s ability to manage growth effectively and manage costs effectively; (xiv) the rapidly changing and increasingly stringent laws, regulations, contractual obligations and industry standards that relate to privacy, data security and the protection of children; (xv) the effectiveness of the company reset; (xvi) Unity’s ability to successfully transition executive leadership; (xvii) Unity’s ability to adapt effectively to rapidly changing technology, evolving industry standards, changing regulations, or changing customer needs, requirements, or preferences; and (xviii) the effectiveness of Vector. Further information on these and additional risks that could affect our results is included in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K, filed with the SEC on February 20, 2025 and our Quarterly Report on Form 10-Q, filed with the SEC on May 7, 2025, and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Copies of reports filed with the SEC are available on the Unity Investor Relations website. Statements herein speak only as of the date of this release, and Unity assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release except as required by law.
Contacts:
Investor Relations:
Alex Giaimo, Head of Investor Relations
alex.giaimo@unity3d.com

Media Relations:
Julianne Whitelaw, Head of Corporate Communications
UnityComms@unity3d.com

Source: Unity Software Inc.

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